Exhibit 1.1

Execution Version

HCI Group, Inc.

1,000,000 Shares of Common Stock

Underwriting Agreement

December 6, 2023

Citizens JMP Securities, LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Ladies and Gentlemen:

Section 1. Introductory.

HCI Group, Inc. (the “Company”), a Florida corporation, proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule A hereto (the “Underwriters”), for which you are acting as a representative (each a “Representative” and together, the “Representatives”), an aggregate of 1,000,000 shares (the “Firm Securities”), of the Company’s common stock, no par value per share (“Common Stock”), and, at the election of the Underwriters, up to an aggregate of 150,000 additional shares of Common Stock (the “Optional Securities”) (the Firm Securities and the Optional Securities which the Underwriters may elect to purchase pursuant to Section 3 hereof are herein collectively called, the “Securities”). To the extent that Citizens JMP Securities, LLC is the only Representative, all references to “each Representative” or “Representatives” shall refer only to Citizens JMP Securities, LLC.

The Company hereby confirms its agreement with the Underwriters as follows:

Section 2. Representations and Warranties of the Company.

The Company represents and warrants to the several Underwriters that:

(a) A registration statement on Form S-3 (File No. 333- 274424) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to

Section 8A of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined herein), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”).

(b) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein (the “Underwriter Information”).

(c) For the purposes of this Agreement, the “Applicable Time” is 7:00 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule B(i) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time did not, and as of each Closing Date (as defined in Section 3(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of each Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d) The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule B(ii) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f) The Company and its significant subsidiaries (each significant subsidiary as such term is defined in Rule 1.02 of Regulation S-X promulgated under the Act) of the Company (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) have been duly organized or formed and are validly existing as corporations or limited liability companies in active status or good standing (as the case may be) under the laws of their respective places of incorporation or formation, as the case may be, with the corporate power and authority or the power and authority as a limited liability company, as applicable, to own their properties and conduct their business as described in the Pricing Prospectus; the Company and each of its Significant Subsidiaries are duly qualified to do business as foreign corporations or foreign limited liability companies, as applicable, under the applicable law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the Company and its Significant Subsidiaries taken as a whole (a “Material Adverse Effect”); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The State of Florida is the only jurisdiction in the United States in which the Company or any of its subsidiaries maintains an office or leases property.

(g) Except for CB Snowbird Holdings, L.P.’s equity interest in TypTap Insurance Group, Inc. disclosed in our Annual Report on Form 10-K, the Company owns directly or indirectly 100 percent of the issued and outstanding shares or limited liability company interests, as applicable, of each of its subsidiaries, free and clear of any claims, liens, encumbrances or security interests and all of such shares or limited liability company interests, as applicable, have been duly authorized and validly issued and are fully paid.

(h) The issued and outstanding shares of capital stock of the Company as set forth in the Pricing Prospectus have been duly authorized and validly issued, are fully paid and nonassessable and, and conform to the description of the Common Stock contained in the Pricing Disclosure Package and the Prospectus; and the Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights.

(i) The issue and sale of the Securities and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not (i) violate any provision of the Company’s charter or bylaws, (ii) result, except as would not have a Material Adverse Effect, in a breach or violation of any of the terms and provisions of, or constitute a default or change of control under (A) any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or (B) any statute, rule, regulation or order applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court, regulatory body, administrative agency or other governmental body entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement, the issuance of the Securities or the consummation of the transactions contemplated herein, except as may be required under state securities or Blue Sky laws or The New York Stock Exchange in connection with the purchase and distribution of the Securities by the Underwriters. This Agreement has been duly authorized, executed and delivered by the Company.

(j) The accountants who have expressed their opinions with respect to certain of the consolidated financial statements incorporated by reference in the Pricing Prospectus are an independent registered public accounting firm as required by the 1933 Act and the Exchange Act, and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(k) The consolidated financial statements of the Company incorporated by reference in the Pricing Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein.

(l) The financial information set forth in the Pricing Prospectus and the Prospectus under “Summary Financial Data” presents fairly, in all material respects, on the basis stated in the Pricing Prospectus and the Prospectus, the information set forth therein.

(m) All disclosures contained in the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Commission’s rules and regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(n) Neither the Company nor any subsidiary is (i) in violation of its organizational documents or (ii) in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and, to the Company’s knowledge, there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except in the case of clause (ii) for violations or defaults that neither singly nor in the aggregate would have a Material Adverse Effect.

(o) There are no material legal or governmental proceedings pending, or to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which material property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters that are not disclosed in the Pricing Prospectus and the Prospectus, or that question the validity of this Agreement or any action taken or to be taken pursuant hereto.

(p) Except for CB Snowbird Holdings, L.P., there are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock.

(q) The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Pricing Prospectus and the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Pricing Prospectus and the Prospectus) or that are not material to the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries hold their respective leased properties that are material to the Company and its subsidiaries taken as a whole under valid and binding leases.

(r) The Company has not taken and will not take during the offering period (including any time after the date of the Prospectus during which the Underwriters are deemed to be making a distribution of the Securities), directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; provided, however, that any repurchase of the Company’s common stock pursuant to a publicly announced share repurchase plan, including as disclosed in the Pricing Prospectus and the Prospectus, shall not be deemed to be a violation of this provision.

(s) Subsequent to the respective dates as of which information is given in the Pricing Prospectus and the Prospectus, and except as contemplated by the Pricing Prospectus and the Prospectus, the Company and its subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise) or results of operations nor any material change in their capital stock, short-term debt or long-term debt.

(t) There is no material document of a character required to be described in the Pricing Prospectus and the Prospectus or the Company’s filings pursuant to the Exchange Act which is not described as required.

(u) Except as disclosed in the Pricing Prospectus and the Prospectus, the Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Trade Rights”) material to the business of the Company and each of its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a Material Adverse Effect.

(v) The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a Material Adverse Effect.

(w) The Company and its subsidiaries possess certificates, authorizations, or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(x) All offers and sales by the Company of the Company’s capital stock or membership interests of its subsidiaries prior to the date hereof were either (i) made pursuant to a registration statement filed by the Company with the Commission under the 1933 Act or (ii) at all relevant times exempt from the registration requirements of the 1933 Act and, in each case, all such offers and sales during the twelve months prior to the date hereof were duly registered with or the subject of an available exemption from the registration requirements of the applicable state and local securities or blue sky laws.

(y) The Company and its subsidiaries have filed all required federal, state, local and non-U.S. income and franchise tax returns that were required to be filed prior to the date hereof, after taking into account all applicable extensions obtained, and have paid all such taxes shown as due thereon and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or its subsidiaries or any of their properties or assets, in each case that would have a Material Adverse Effect.

(z) A registration statement pursuant to Section 12(b) of the Exchange Act to register the Common Stock thereunder has been declared effective by the Commission pursuant to the Exchange Act, and the Common Stock is duly registered thereunder. The Common Stock of the Company is listed on The New York Stock Exchange.

(aa) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures (to the extent applicable) in preparing and evaluating the disclosures included in the Pricing Prospectus and the Prospectus.

(bb) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s consolidated balance sheet for assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Prospectus will not be, and does not intend to conduct its business in a manner in which it would become, an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended (“Investment Company Act”).

(dd) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Act.

(ee) No transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be described in and is not described in the Pricing Prospectus and the Prospectus or the Company’s filings pursuant to the Exchange Act.

(ff) The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of Section 303A.07 of the Listed Company Manual of The New York Stock Exchange (the “NYSE Rules”), and the board of directors or the audit committee has adopted a charter that satisfies the requirements of the NYSE Rules.

(gg) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Pricing Prospectus and the Prospectus. To the knowledge of the Company, all policies of insurance and fidelity or surety bonds insuring the Company, its subsidiaries and their respective businesses, assets, employees, officers and directors are in full force and effect; and the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects.

(hh) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder.

(ii) None of the Company and its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company is not aware of any threatened or pending litigation between the Company and any of its executive officers and has not received notice from any of its executive officers that such officer does not intend to remain in the employment of the Company.

(jj) The statements set forth or incorporated by reference in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Material United States Federal Income Tax Consequences for Non-U.S. Holders of Common Stock”, and under the caption “Underwriting”, insofar as they purport to describe the provisions or provide summaries of the laws and documents referred to therein, fairly and accurately summarize the matters referred to therein in all material respects.

(kk) The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Regulation D of the Act, other than (i) shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, or (ii) as disclosed in the Pricing Prospectus.

(ll) Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or, to the Company’s knowledge, acting on behalf of the Company or any of its subsidiaries, has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, including, without limitation, by making use of mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA.

(mm) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(pp) The Company is subject to Section 13 or 15(d) of the Exchange Act and, has filed all the material required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and has filed in a timely manner all reports required to be filed thereunder during the 12 calendar months and any portion of a month immediately preceding the date hereof.

(qq) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Company and its subsidiaries have implemented and maintained reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

Section 3. Purchase, Sale and Delivery of Securities.

On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (a) the Company agrees to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company at a purchase price of 94.5% of the principal amount thereof, the Firm Securities, and (b) in the event and to the extent that the Representatives shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 3, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised, in each case as set forth opposite the name of such Underwriter in Schedule A hereto.

The Company hereby grants to the Underwriters the right to purchase at their election up to an aggregate of 150,000 Optional Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 3, provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Closing Date (as defined below) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten New York Business Days after the date of such notice. “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

The Securities to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on December 11, 2023 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Closing Date”, such time and date for delivery of the Optional Securities, if not the First Closing Date, is herein called the “Second Closing Date”, and each such time and date for delivery is herein called a “Closing Date”.

The documents to be delivered at each Closing Date by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7(g)(vi) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Ave, New York, New York 10017 (the “Closing Location”), and the Securities will be delivered at the office of DTC or its designated custodian (the “Designated Office”), all at such Closing Date. A meeting will be held at the Closing Location at 5:00 P.M., New York City time, on the New York Business Day next preceding such Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

Section 4. Covenants of the Company.

The Company covenants and agrees as follows:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Closing Date which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order.

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters and the Underwriters have provided written notice to the Company within 15 days before the Renewal Deadline that such Securities remain unsold, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will use commercially reasonable efforts to take all other actions necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(d) Before amending or supplementing the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Representatives reasonably objects.

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

(f) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(g) For so long as the Company is subject to the Exchange Act, the Company will comply in all material respects with all registration, filing and reporting requirements of the Exchange Act and The New York Stock Exchange and the Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(h) The Company will maintain such controls and other procedures, including without limitation those required by the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to the Company, including its subsidiaries, is made known to them by others within those entities.

(i) For so long as the Company is subject to the Exchange Act, the Company and its subsidiaries will maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s consolidated balance sheet for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

The Company also agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 30 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of the Securities under this Agreement, (b) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, or (c) any grants under the Company’s equity or stock plans in accordance with the terms of such plans as described in the Prospectus.

Section 5. Covenants of the Company and the Underwriters.

(a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule B(i) or Schedule B(iii) hereto.

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8) or (a)(9) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications.

(e) Each Underwriter represents and agrees that any Written Testing-the-Waters Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8) or (a)(9) under the Act.

Section 6. Payment of Expenses.

Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the obligations of the Company hereunder, including, without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company’s independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution (including electronic delivery) of the any Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement and any blue sky memorandum, (ii) all reasonable third-party costs, fees and expenses (including reasonable legal fees and disbursements of outside legal counsel for the Underwriters not to exceed $75,000) incurred by the Underwriters in connection with qualifying or registering all or any part of the Securities for offer and sale under blue sky laws; (iii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon; (iv) all reasonable costs, fees and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in Section 2; provided, however, that except as provided in this Section 6 and in Sections 8, 10 and 13 of this Agreement, the Underwriters will pay all of their own costs and expenses, including fees of their counsel (except as set forth above); (v) any fees and expenses in connection with any required revises by FINRA of the terms of the sale of the Securities; (vi) the fees and expenses, if any, incurred in connection with registration of the Securities under the Act and in connection with listing the Securities on the New York Stock Exchange (the “Exchange”); (vii)

the costs and charges of the transfer agent, registrar or depositary; (viii) the cost of the preparation, issuance and delivery of the Securities; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics and fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company; (x) the document production charges and expenses associated with printing this Agreement; and (xi) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

Section 7. Conditions of the Obligations of the Underwriters.

The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Eastern time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or, to the knowledge of the Company, threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction

(b) The Securities at each Closing Date shall have been duly listed on the Exchange.

(c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Securities hereunder, the execution and delivery of this Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Preliminary Prospectus, Pricing Prospectus and Prospectus shall have been approved by counsel for the Underwriters exercising reasonable judgment.

(d) You shall not have advised the Company that the Pricing Prospectus, or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Company or its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the offering or purchase of the Securities as contemplated hereby.

(f) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or on The Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere; if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Closing Date on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus.

(g) There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

(i) An opinion and 10b-5 statement of Foley & Lardner LLP, counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance reasonably acceptable to the Representatives, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters.

(ii) An opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance reasonably acceptable to the Representatives, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters.

(iii) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

(1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(2) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act;

(3) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Pricing Prospectus provided to the prospective purchasers of the Securities that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Pricing Prospectus; and

(4) subsequent to the date of the most recent financial statements included in the Pricing Prospectus, and except as set forth or contemplated in the Pricing Prospectus, (A) none of the Company and its consolidated subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and (B) there shall not have been any change that has had or would reasonably be expected to have a Material Adverse Effect or any material change in short-term debt or long-term debt of the Company and its subsidiaries.

The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1), (2), (3) and (4) to be set forth in said certificate.

(iv) On the date hereof and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you letters addressed to you, from Forvis, LLP, an independent registered public accountant firm, the first one to be dated the date hereof, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, in form and substance reasonably satisfactory to the Underwriters. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the offering or purchase of the Securities as contemplated hereby.

(v) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and each of the officers, directors and certain security holders of the Company named in Schedule C hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(vi) Such further certificates and documents as you may reasonably request.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Davis Polk & Wardwell LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

If any condition to the Underwriters’ obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 9 hereof.

Section 8. Reimbursement of Underwriters’ Expenses.

If the sale to the Underwriters of the Firm Securities on the First Closing Date is not consummated because any condition of the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters not to exceed $75,000) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 6, Section 8 and Section 9 shall at all times be effective and shall apply.

Section 9. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company, any “roadshow” as defined in Rule 433(h) under the Act

(a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any Testing-the-Waters Communication, or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company, any road show, any Testing-the-Waters Communication or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein. In addition to its other obligations under this Section 9(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 9(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers, and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company, any road show, any Testing-the-Waters Communication or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company, any road show, any Testing-the-Waters Communication or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with Section 3 of this Agreement or any other written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof, it being understood and agreed that the only such information consists of the following: the concession and reallowance figures appearing in the second paragraph, each under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 9(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 9(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters’ obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of outside counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion, in the case of the Company, as the total price paid to the Company for the Securities by the Underwriters (net of discount but before deducting expenses) bears to, and in the case of the Underwriters, as the discount received by them bears to, the total of such amounts paid to the Company and received by the Underwriters as discount, in each case as contemplated by Section 3. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9(d) are several in proportion to their respective commitments and not joint.

(e) The provisions of this Section 9 shall survive any termination of this Agreement.

Section 10. Default of Underwriters.

It shall be a condition to the agreement and obligation of the Company to sell and deliver the Securities hereunder, and of each Underwriter to purchase the Securities hereunder, that, except as hereinafter in this paragraph provided, each Underwriter shall purchase and pay for all Securities agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Securities in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on the First Closing Date and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total aggregate principal amount of Securities which the Underwriters are obligated to purchase on the First Closing Date, the Representatives (or, if a Representative is in default, the non-defaulting Underwriters) may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives (or, if a Representative is in default, the non-defaulting Underwriters) and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except for the expenses to be paid by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 9 hereof.

In the event that Securities to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives (or, if a Representative is in default, the non-defaulting Underwriters) or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Pricing Prospectus and Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10. Nothing herein will relieve a defaulting Underwriter from liability for its default.

Section 11. Effective Date.

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 12. Termination.

Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

(a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 9 hereof) or of any Underwriter to the Company.

(b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 3, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange or The Nasdaq Stock Market shall have been suspended or minimum prices shall have been established on such exchange or market, or (ii) a banking moratorium shall have been declared by Florida, New York, or United States authorities, or (iii) there shall have been any material adverse change in financial markets or any material adverse change in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Securities on the terms set forth in the Pricing Prospectus or materially and adversely affects the market for the Securities, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power or terrorist organization which in the opinion of the Representatives makes it impractical or inadvisable to offer or sell the Securities. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 9 hereof).

Section 13. Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, and will survive delivery of and payment for the Securities sold hereunder.

Section 14. Notices.

All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o Citizens JMP Securities, LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Attention: Syndicate Department, with a copy to Byron B. Rooney, c/o Davis Polk & Wardwell LLP, 450 Lexington Ave, New York, New York 10017; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Secretary of the Company at its corporate headquarters, 3802 Coconut Palm Drive, Tampa, Florida 33619, with a copy to Curt P. Creely, c/o Foley & Lardner LLP, 100 North Tampa St., Suite 2700, Tampa, Florida 33602.

Section 15. No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities contemplated by this Agreement and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities contemplated by this Agreement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities contemplated by this Agreement except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 16. Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Underwriter of the Securities as such from any of the Underwriters merely by reason of such purchase.

Section 17. Representation of Underwriters.

You will act as Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

Section 18. Partial Unenforceability.

If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

Section 19. Counterparts.

This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution”, “signed”, “signature”, and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 20. Applicable Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the several Underwriters including you, all in accordance with its terms.

Very truly yours,

HCI Group, Inc.

By:	/s/ Paresh Patel
Name: Paresh Patel
Title: Chief Executive Officer

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citizens JMP Securities, LLC

Acting as a Representative of the several Underwriters named in Schedule A

By: Citizens JMP Securities, LLC

By:	/s/ Jorge Solares-Parkhurst
Name: Jorge Solares-Parkhurst
Title: Managing Director

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

Schedule A

Underwriter	Number of Firm Securities to be Purchased	Number of Option Securities to be Purchased
Citizens JMP Securities, LLC	600,000	90,000
Truist Securities, Inc.	300,000	45,000
Oppenheimer & Co. Inc.	100,000	15,000

Total	1,000,000	150,000

Schedule B

i.	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None

ii.	Additional Documents Incorporated by Reference:

None

iii.	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Securities is $78.00

The number of Firm Securities to be purchased by the Underwriters is 1,000,000.

The number of Option Securities available to the Underwriters is 150,000.

iv.	Written Testing-the-Waters Communications:

None

Schedule C

Signatories to Lock-up Agreement

Paresh Patel

Mark Harmsworth

Andrew L. Graham

Karin Coleman

Jay Madhu

Wayne Burks

Gregory Politis

Peter Politis

Anthony Saravanos

Lauren Valiente

Sue Watts

Eric Hoffman

Kevin Mitchell

CB Snowbird Holdings, L.P.

EXHIBIT A

[FORM OF LOCK-UP LETTER]

December 6, 2023

Citizens JMP Securities, LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Ladies and Gentlemen:

The undersigned understands that Citizens JMP Securities, LLC (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with HCI Group, Inc., a Florida corporation (the “Company”), providing for the public offering (the “Offering”) by the several Underwriters, including the Representative (the “Underwriters”), of shares (the “Securities”) of common stock of the Company, no par value per share (the “Common Stock”).

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representative (on behalf of the Underwriters), it will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus (the “Restricted Period”) relating to the Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (b) to the extent applicable, distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned, (c) transfers of shares of Common Stock or any security convertible into Common Stock to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (d) transfers of shares of Common Stock or any security convertible into Common Stock to a wholly owned subsidiary of the undersigned or to the direct or indirect members or partners of the undersigned, (e) transfers of shares of Common Stock or any security convertible into Common Stock by will or intestate, (f) transfers of shares of Common Stock or any security convertible into Common Stock to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (a) through (f); provided that in the case of any transfer or distribution pursuant to clauses (a) thru (f) (i) each donee or distributee shall sign and deliver a lock-up letter agreement substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period

(other than with respect to a transfer under clause (a) any filing required to be made under Section 16(a) of the Exchange Act; provided that any such filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer), (g) in connection with the surrender or forfeiture of shares to the Company solely to satisfy tax withholding obligations or the exercise price upon exercise or vesting of stock options or awards, (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (A) such plan does not provide for the transfer of Common Stock during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, or (i) sales of shares of Common Stock pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act, provided that such trading plan was established prior to the date hereof and made available to the Representative or its counsel. In addition, the undersigned agrees that, without the prior written consent of the Representative (on behalf of the Underwriters), it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock, any security convertible into or exercisable or exchangeable for Common Stock or any shares of Common Stock issuable upon the exercise, conversion or exchange of any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

For purposes of this lock-up letter agreement, the term “immediate family” shall mean a spouse, domestic partner, sibling, parent, first cousin, stepparent, grandparent, child, stepchild, grandchild or other lineal descendant (including by adoption), father-in-law, mother-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the undersigned.

It is understood that the undersigned will be released from its obligations under this lock-up letter agreement if the Company notifies the undersigned that it does not intend to proceed with the Offering, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities or if the Offering shall not have occurred by December 15, 2023.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Signature Page Follows]

Very truly yours,

Name: